February 7, 2014

RE:	Management’s Report on Assessment of 2013 Compliance by Park Bridge Lender Services LLC with Regulation AB Servicing Criteria

Park Bridge Lender Services LLC (the “Asserting Party”) is responsible for assessing its compliance, as of and for the period ended December 31, 2013, with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations.

The transactions covered by this assertion are those transactions processed by the Asserting Party in its capacity as trust or operating advisor for the asset-backed securities transactions listed in Exhibit B hereto (the “Platform”).

The Asserting Party is responsible for assessing its compliance witl1 tl1e servicing criteria applicable to it The Asserting Party used the criteria in paragraph (d) of Section 1122 of Regulation AB (17 C.F.R.229.1122) to assess its compliance. The full outline of the Asserting Party’s contractually applicable servicing criteria under various securitization pooling and servicing agreements can be found in Exhibit A attached hereto.

Based on its assessment, the Asserting Party believes that, as of and for the periods the contractual obligations existed in calendar year ending December 31, 2013, the Asserting Party has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB relating to its trust or operating advisor role with respect to the Platform, except for servicing criteria 1122(d)(1)(i-iv), 1122(d)(2)(i-vii), 1122(d)(3)(ii-iv), 1122(d)(4)(i-vi) and 1122(d)(4)(viii-xv), which the Asserting Party has determined as being inapplicable to the activities it performs with respect the Platform (the “applicable servicing criteria”).

Curcio, Wieselthier & Cohen CPAs, PC, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the applicable servicing criteria for the reporting period as set forth in this assertion.

Signed: /s/ David M. Rodgers

David M. Rodgers

Managing Member

560 LEXINGTON AVENUE. 17TH FLOOR, NEW YORK, NY 10022

WWW. PARKBRIDGEFINANCIAL.COM

Exhibit A

Regulation AB Section 229.1122(d) Servicing Criteria

Regulation AB Reference	Servicing Criterion	Performed by Park Bridge[1]	Not Applicable to Park Bridge[2]
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.		X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.		X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a backup servicer for the mortgage loans are maintained.		X
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.		X
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts within no more than two business days of receipt, or such other number of days specified in the transaction agreements.		X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.		X
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances are made, reviewed and approved as specified in the transaction documents		X
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.		X
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Section 240.13k-1 (b)(1) of this chapter.		X
1122(d)(2)(vi)	Unissued checks were safeguarded so as to prevent unauthorized access.		X
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset- backed securities-related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations: (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.		X
1122(d)(3)(i)(A)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the	X

Regulation AB Reference	Servicing Criterion	Performed by Park Bridge[1]	Not Applicable to Park Bridge[2]
transaction agreements and applicable Commission requirements. Specifically, such reports are prepared in accordance with time frames and other terms set forth in the transaction agreements.
1122(d)(3)(i)(B)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports provide information calculated in accordance with the terms specified in the transaction agreements.	X
1122(d)(3)(i)(C)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports are filed with the Commission as required by its rules and regulations.	X3	X4
1122(d)(3)(i)(D)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports agree with investors or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the servicer.	X3	X4
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with time frames, distribution priority and other terms set forth in the transaction agreements.		X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.		X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with canceled checks, or other form of payment, or custodial bank statements		X
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.		X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.		X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.		X
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e g., escrow) in accordance with the related pool asset documents.		X
1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance		X
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.		X
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures	X

Regulation AB Reference	Servicing Criterion	Performed by Park Bridge[1]	Not Applicable to Park Bridge[2]
and repossessions, as applicable) are initiated, conducted and concluded in accordance with the time frames or other requirements established by the transaction agreements.
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).		X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.		X
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds were returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.		X
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.		X
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.		X
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements		X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements		X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X

1 The criteria in the column “Performed by Park Bridge” and marked with an “X” is applicable for the Transactions unless otherwise noted; however, there were no specially serviced loans under the related Transactions during the reporting period. Therefore, no trust/operating advisor actions were required.

2 The criteria in the column “Not Applicable to Park Bridge” and marked with an “X” was not within the scope of the Asserting

Party’s duties in the Transactions.

3 Applicable to the COMM 2012-LC4, COMM 2012-CCRE2, COMM 2012-CCRE4, COMM 2012-CCRE5, COMM 2013-LC6, COMM 2013-CCRE7, COMM 2013-CCRE9, COMM 2013-LC13, and COMM 2013-CCRE11 Transactions only.

4 Not applicable to Transactions other than the Transactions identified in Note 3 above.

Exhibit B

Asserting Party’s 2013 Servicing Platform by Issuer and Master Servicer

Depositor	Name of Securitization	Master Servicer	Period of Service
Deutsche Mortgage & Asset Receiving Corporation	COMM 2012-LC4 Commercial Mortgage Pass-Through Certificates	Wells Fargo Bank, National Association	January 1, 2013 – December 31, 2013
Deutsche Mortgage & Asset Receiving Corporation	COMM 2012-CCRE2 Commercial Mortgage Pass-Through Certificates	Wells Fargo Bank, National Association	January 1, 2013 - December 31, 2013
UBS Commercial Mortgage Securitization Corp.	UBS-Barclays Commercial Mortgage Trust 2012- C3, Commercial Mortgage Pass-Through Certificates, Series 2012-C3	Midland Loan Services, a division of PNC Bank, National Association	January 1, 2013 - December 31, 2013
Deutsche Mortgage & Asset Receiving Corporation	COMM 2012-CCRE4 Commercial Mortgage Pass-Through Certificates	Wells Fargo Bank, National Association	January 1, 2013 - December 31, 2013
Deutsche Mortgage & Asset Receiving Corporation	COMM 2012-CCRE5 Commercial Mortgage Pass-Through Certificates	Midland Loan Services, a division of PNC Bank, National Association	January 1, 2013 - December 31, 2013
Deutsche Mortgage & Asset Receiving Corporation	COMM 2013-LC6 Commercial Mortgage Pass-Through Certificates	Midland Loan Services, a division of PNC Bank, National Association	January 30, 2013 - December 31, 2013
Deutsche Mortgage & Asset Receiving Corporation	COMM 2013-CCRE6 Commercial Mortgage Pass-Through Certificates	Wells Fargo Bank, National Association	March 7, 2013 - December 31, 2013
J.P. Morgan Chase Commercial Mortgage Securities Corp.	JPMCC 2013-C10 Commercial Mortgage Pass-Through Certificates	Midland Loan Services, a division of PNC Bank, National Association	March 14, 2013 - December 31, 2013
Deutsche Mortgage & Asset Receiving Corporation	COMM 2013-CCRE7 Commercial Mortgage Pass-Through Certificates	Midland Loan Services, a division of PNC Bank, National Association	April 23, 2013 - December 31, 2013
Barclays Commercial Mortgage Securities LLC	UBS-Barclays Commercial Mortgage Trust 2013-C6 Commercial Mortgage Pass-Through Certificates, Series 2013-C6	Midland Loan Services, a division of PNC Bank, National Association	April 25, 2013 - December 31, 2013
Deutsche Mortgage & Asset Receiving Corporation	COMM 2013-CCRE8 Commercial Mortgage Pass-Through Certificates	Midland Loan Services, a division of PNC Bank, National Association	June 13, 2013 - December 31, 2013
Morgan Stanley Capital I Inc.	Morgan Stanley Bank of America Merrill Lynch Trust 2013-C10 Commercial Mortgage Pass-Through Certificates, Series 2013-C10.	Midland Loan Services, a division of PNC Bank, National Association	July 2, 2013 - December 31, 2013
Deutsche Mortgage & Asset Receiving Corporation	COMM 2013-CCRE9 Commercial Mortgage Pass-Through Certificates	KeyCorp Real Estate Capital Markets, Inc.	July 10, 2013 - December 31, 2013
Wells Fargo Commercial Mortgage Securities, Inc.	Wells Fargo Commercial Mortgage Trust Pass-Through Certificates, Series 2013-LC12	Wells Fargo Bank, National Association	July 30, 2013 - December 31, 2013
Deutsche Mortgage & Asset Receiving Corporation	COMM 2013-CCRE10 Commercial Mortgage Pass-Through Certificates	Wells Fargo Bank, National Association	August 13, 2013 - December 31, 2013
Deutsche Mortgage & Asset Receiving Corporation	COMM 2013-LC13 Commercial Mortgage Pass-Through Certificates	Midland Loan Services, a division of PNC Bank, National Association	September 27, 2013 - December 31, 2013
Deutsche Mortgage & Asset Receiving Corporation	COMM 2013-CCRE11 Commercial Mortgage Pass-Through Certificates	Midland Loan Services, a division of PNC Bank, National Association	October 8, 2013 - December 31, 2013
Deutsche Mortgage & Asset Receiving Corporation	COMM 2013-CCRE12 Commercial Mortgage Pass-Through Certificates	Wells Fargo Bank, National Association	November 7, 2013 - December 31, 2013
Wells Fargo Commercial Mortgage Securities, Inc.	WFRBS Commercial Mortgage Trust 2013- UBS1, Commercial Mortgage Pass-Through Certificates, Series 2013-UBS1	Wells Fargo Bank, National Association	December 11, 2013 - December 31, 2013

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